Exhibit 3(b)

BY-LAWS

OF

ANADARKO PETROLEUM CORPORATION

Amended and Restated as of August 9, 2004

ARTICLE I

OFFICE AND RECORDS

1.1. The Corporation shall maintain a registered office in Delaware, and may maintain such other offices and keep its books, documents and records at such places within or without Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1. All meetings of the stockholders of the Corporation shall be held at such place or places, if any, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

2.2. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice thereof, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

2.3. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board, but such special meetings may not be called by any other person or persons. The business transacted at a special meeting shall be confined to the purposes specified in the notice thereof. Special meetings shall be held at such date and at such time as the Board may designate.

2.4 Whenever stockholders are required or permitted to take any action at a meeting, a notice of meeting of stockholders, shall be given that shall state the place, if any, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof. Unless otherwise provided by law, the Restated Certificate of Incorporation or these By-laws, the notice of any such meeting shall be given not less than ten nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat.

2.5. Unless otherwise provided by law, the Restated Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present either in person or by proxy, shall constitute a quorum at such meeting. Whether or not a quorum is present, the holders of majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6. Except as otherwise provided by or pursuant to the provisions of the Restated Certificate of Incorporation, each stockholder entitled to vote at any meeting shall be entitled, for each share held of record on the record date for determining the stockholders entitled to vote at such meeting, to one vote for each share of stock held by such stockholder who has voting power on the question. Except as otherwise provided by statute or by the Restated Certificate of Incorporation or these By-laws, at all meetings of stockholders for the election of directors at which a quorum is present the vote of a plurality of the votes cast shall be sufficient to elect directors. All other matters presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Restated Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote at the meeting present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Elections of directors need not be by ballot; provided however, that by resolution duly adopted, a vote by ballot may be required.

2.7. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

2.8. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

2.9. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.9 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this Section 2.9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.9, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

2.10. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.8 or to vote in person or by proxy at any meeting of stockholders.

2.11. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

3.1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than six (6) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Board of Directors. At a special meeting of stockholders held August 27, 1986, Class I directors were elected for a term ending at the 1987 Annual Meeting of Stockholders, Class II directors were elected for a term ending at the 1988 Annual Meeting of Stockholders, and Class III directors were elected for a term ending at the 1989 Annual Meeting of Stockholders, in each case effective as of the date of filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. At each Annual Meeting of Stockholders beginning in 1987, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the Board of Directors, may be removed from office at any time, but only for cause.

3.2. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the laws of Delaware or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

ARTICLE IV

MEETINGS OF THE BOARD

4.1. The first meeting of the Board of Directors after the Annual Meeting of Stockholders may be held without notice, either immediately after said meeting of stockholders and at the place where it was held, or at such other time and place, whether within or without Delaware, as shall be fixed by the Board of Directors, or by the consent of all the directors.

4.2. Regular meetings of the Board may be held without notice at such time and place, whether within or without Delaware, as shall from time to time be determined by the Board.

4.3. Special meetings of the Board of Directors shall be called at the request in writing of the Chief Executive Officer or of any three directors. Such request shall state the purpose or purposes of the proposed meeting. Such meetings may be held at any place, whether within or without Delaware. Notice of each such meeting shall be given to each director at least forty-eight (48) hours before the meeting. Such notice shall set forth the time and place at which the meeting is to be held and the purpose or purposes thereof. No such notice of any given meeting need be given to any director who files a waiver of notice thereof with the Secretary, either before or after the meeting.

4.4. A quorum for the transaction of business at meetings of the Board of Directors shall consist of the directors entitled to cast a majority of the votes of the directors then in office, but in no event less than one-third of the Board. In the absence of a quorum at any duly scheduled or duly called meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, at which time any business may be transacted which might have been transacted at the meeting as originally scheduled. Except in cases in which the Restated Certificate of Incorporation, these By-laws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board.

4.5 Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with applicable law.

ARTICLE V

COMMITTEES OF THE BOARD

5.1. General.

(A) The Board of Directors may, by resolution passed by a majority vote of the Board, designate one or more committees, each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise such powers as are designated in the resolution of the Board or set forth in these By-Laws.

(B) Resignations of members of a committee and shall be effective upon the date of receipt thereof by the Secretary or upon the effective date specified therein, whichever date is later, unless acceptance is made a condition of the resignation, in which event it shall be effective upon acceptance by the Board. Any member of a committee may be removed at any time, with or without cause, by a majority vote of the Board.

(C) Regular meetings of a committee may be held without notice at such time and place as shall from time to time be determined by the committee. Special meetings of a committee shall be called at the request of the Chairman of the committee or of any two members of the committee. Notice of each special meeting of a committee shall be given by the Secretary or by the directors or directors calling such meeting to each member of the committee. No such notice of any meeting need be given to any member of a committee who attends the meeting or who files a waiver of notice thereof with the Secretary, either before or after the meeting.

(D) Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board, a provision in the rules of such committee or a provision in the By-Laws to the contrary, a majority of the entire number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. If the Board has not designated alternate members of a committee, or if all such alternates are absent or disqualified from voting, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may in the absence or disqualification of any member of the committee unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

(E) Each committee may designate a chairman of such committee by majority vote of the committee's full membership, unless designation of a chairman is otherwise specified in these By-Laws or provided by resolution of the Board of Directors.

5.2 Executive Committee.

(A) The Board of Directors may designate an Executive Committee. During the intervals between meetings of the Board, the Committee shall advise and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board of Directors from time to time. The Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation while the Board is not in session, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Committee shall not have power or authority in reference to amending the Restated Certificate of Incorporation or adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws, filling newly created directorships and vacancies on the Board or the Committee, or (unless expressly authorized by resolution of the Board) declaring a dividend or authorizing the issuance of stock.

(B) A quorum for the transaction of business at meetings of the Executive Committee shall consist of a majority of the members of the Committee then in office.

(C) The Executive Committee shall keep regular minutes of proceedings, copies of which shall be sent to each member of the Board of Directors.

ARTICLE VI

COMPENSATION OF DIRECTORS

6.1. Each director shall, in consideration of his serving as a director, be paid by the Corporation such reasonable compensation as shall be fixed from time to time by resolution of the Board of Directors or any duly authorized committee, together with traveling, food, lodging and other expenses incurred in attending meetings of the Board; provided that no director who is also an employee of the Corporation shall be entitled to receive any compensation for his services as a director.

6.2. Members of committees of the Board of Directors may receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VII

OFFICERS

7.1. General.

(A) The officers of the Corporation shall be chosen by the Board of Directors. The principal officers shall be a Chief Executive Officer, a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President, one or more of whom may be designated Group Vice President and one or more of whom may be designated Senior Vice President), a Secretary, a Treasurer, a Controller, and a General Counsel. The principal officers shall be elected each year at the first meeting of the Board of Directors after the Annual Meeting of the Stockholders of the Corporation. Two or more offices may be held by the same person. The Chairman of the Board shall be chosen by the directors from their own number and may be an officer of the Corporation as the Board may determine. The salaries of the principal officers of the Corporation shall be fixed by the Board or a committee of the Board.

(B) The Board may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. The salaries of persons appointed under this section may be fixed by the Chief Executive Officer, who shall report to the Board annually thereon.

(C) Unless he resigns, dies or is removed prior thereto, each officer of the Corporation shall hold office until his successor has been chosen and has qualified.

7.2. Chief Executive Officer.

(A) The Board of Directors shall designate the Chief Executive Officer of the Corporation.

(B) He shall preside at meetings of the stockholders or directors in the absence or disability of the Chairman of the Board and the Vice Chairman, if any.

(C) All other officers of the Corporation shall be subordinate to the Chief Executive Officer and shall from time to time report to him as he may direct. He shall have general supervision and direction of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

(D) He shall have all the general powers and duties usually vested in the chief executive officer of a corporation, and in addition shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

7.3. Chairman of the Board.

(A) The Chairman of the Board shall preside at all meetings of the stockholders and directors.

(B) He shall be a member and chairman of the Executive Committee.

(C) He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

7.4. Vice Chairman of the Board.

(A) If the Board chooses a Vice Chairman of the Board, he shall preside at meetings of the stockholders or directors in the absence or disability of the Chairman of the Board.

(B) He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

7.5. President.

(A) He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors.

(B) He shall, if designated Chief Executive Officer, have all the power and duties granted and delegated to the Chief Executive Officer by these By-Laws. If not designated Chief Executive Officer, he shall be vested with all the powers and authorized to perform all the duties of the Chief Executive Officer in his absence or disability.

7.6. Executive Vice President.

If the Board designates one or more Executive Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer and shall be vested with all the powers and authorized to perform all the duties of the Chairman of the Board, the Vice Chairman of the Board and the President in the absence or disability of all of said officers. Each Executive Vice President shall have all the powers and duties granted and delegated to each Group Vice President, Senior Vice President and Vice President by these By-Laws.

7.7. Group Vice President.

If the Board designates one or more Group Vice Presidents, such officer or officers shall have general direction of and supervision over such operating offices of the Corporation or over such departments of the Corporation and its subsidiaries as the Board of Directors or the Chief Executive Officer may prescribe. Each Group Vice President shall have all the powers and duties granted and delegated to each Vice President (other than the Executive Vice Presidents) by these By-Laws and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President and the Executive Vice Presidents, each Group Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

7.8. General Counsel.

If the Board designates a General Counsel, the General Counsel shall be the principal legal officer of the Corporation. He shall have general direction of and supervision over the legal affairs of the Corporation and shall advise the Board of Directors and officers of the Corporation on all legal matters. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.9. Senior Vice President.

If the Board designates one or more Senior Vice Presidents, such officer or officers shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President, the Executive Vice Presidents and the Group Vice Presidents, each Senior Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

7.10. Vice President.

Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President, the Executive Vice Presidents, the Group Vice Presidents and the Senior Vice Presidents, each Vice President shall be vested with all the powers and authorized to perform all the duties of said officers.

7.11. Secretary.

The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, when notice is required by these By-Laws. He shall have custody of the seal of the Corporation, and, when authorized by the Board of Directors, or when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, shall affix the seal to such instrument and shall attest the same by his signature. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.12. Assistant Secretary.

If the Board appoints one or more Assistant Secretaries, each Assistant Secretary shall be vested with all the powers and authorized to perform all the duties of the Secretary in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the absence or disability of the Secretary. Each Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.13. Treasurer.

(A) The Treasurer shall have custody of the corporate funds and securities, and he shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

(B) He shall disburse the funds of the Corporation as ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(C) If required by the Board of Directors, he shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(D) He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.14. Assistant Treasurer.

If the Board appoints one or more Assistant Treasurers, each Assistant Treasurer shall be vested with all the powers and authorized to perform all the duties of the Treasurer in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Treasurer in any instance in which such performance or execution would customarily have been accomplished by the Treasurer shall constitute conclusive evidence of the absence or disability of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.15. Controller.

The Controller shall be the principal accounting officer of the Corporation. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost systems and procedures throughout the Corporation. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.16. Assistant Controller.

If the Board appoints one or more Assistant Controllers, each Assistant Controller shall be vested with all the powers and authorized to perform all duties of the Controller in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Controller in any instance in which such performance or execution would customarily have been accomplished by the Controller shall constitute conclusive evidence of the absence or disability of the Controller. Each Assistant Controller shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

7.17. Duties of Officers May be Delegated.

In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the directors then in office concur therein.

ARTICLE VIII

POWERS OF EXECUTION

8.1. All checks and other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the Corporation by such officer or officers or by such other person or persons as the Board of Directors may from time to time designate. The signature of any such officer or other person may be a facsimile if so authorized by the Board of Directors.

8.2. All contracts, deeds and other instruments to which the seal of the Corporation is affixed shall be signed on behalf of the Corporation by the Chief Executive Officer, by the President, by any Vice President, or by such other person or persons as the Board of Directors may from time to time designate, and shall be attested by the Secretary or an Assistant Secretary.

8.3. All other contracts, deeds and instruments shall be signed on behalf of the Corporation by the Chief Executive Officer, by the President, by any Vice President, or by such other person or persons as the Board of Directors or the Chief Executive Officer may from time to time designate.

8.4. All shares of capital stock owned by the Corporation in other corporations shall be voted on behalf of the Corporation by such persons and in such manner as shall be prescribed by the Chief Executive Officer.

ARTICLE IX

INDEMNIFICATION

9.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

9.2 Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.

9.3 Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IX is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

9.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

9.5 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

9.7 Other Indemnification and Prepayment of Expenses. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE X

MISCELLANEOUS

10.1. Certificates of Stock.

The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by (i) the Chairman of the Board, or Vice Chairman of the Board, or President or a Vice President and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

10.2. Transfers of Stock.

Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

10.3. Date for Determining Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

10.4. Registered Stockholders.

The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

10.5. Lost Certificates.

Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact, and shall if the Board of Directors so requires give the Corporation a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The Board of Directors in its discretion may, as a prerequisite to the issuance of a new certificate, impose such additional lawful requirements as its sees fit, including, but without limiting the generality of the foregoing, the requirement that the alleged loss, theft or destruction of the old certificate be advertised in one or more newspapers published in an appropriate place or places; and the Board of Directors may in its discretion refuse to issue a new certificate except upon the order of a court having jurisdiction in such matter.

10.6. Dividends.

(A) Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting as provided by the laws of Delaware and the Restated Certificate of Incorporation.

(B) Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation.

10.7. Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, Delaware."

10.8. Notices.

Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing, by mail, by depositing the same in the United States mail in a postpaid sealed wrapper and addressed to such director or stockholder at such address as appears on the records of the Corporation and such notice shall be deemed to be given at the time when the same shall be thus mailed.

Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

10.9. Amendments.

Except as otherwise provided by law, these By-Laws or the Restated Certificate of Incorporation, these By-Laws may be altered, amended or repealed (i) at any regular or special meeting of the stockholders by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat or (ii) at any regular or special meeting of the Board of Directors by affirmative vote of a majority of the directors; provided, however, that notice of the proposed alteration or amendment shall have been contained in the notice of the meeting.

10.10. Fiscal Year.

The fiscal year of the Corporation shall be the calendar year.

10.11. Safe Deposit Boxes.

The Corporation may rent such safe deposit boxes, and may deposit therein such securities, documents and articles, as the Board of Directors may designate from time to time. Access to such safe deposit boxes shall be granted only (i) to any two of the following officers of the Corporation attending together: Chief Executive Officer, President, a Vice President, Secretary, Treasurer and Controller, or (ii) to any one of the foregoing officers and either an Assistant Secretary or an Assistant Treasurer, attending together.

10.12. Custodian Accounts.

Any or all of the securities owned by this Corporation may be deposited with such custodian or custodians as the Board of Directors may designate from time to time. The custodian shall not be authorized to negotiate such securities or to take any other action with respect thereto except upon written directions signed (i) by any two of the following officers of the Corporation: Chief Executive Officer, President, a Vice President, Secretary, Treasurer and Controller, or (ii) by any one of the foregoing officers and either an Assistant Secretary or an Assistant Treasurer.

10.13. Construction of Words.

The use of the masculine gender in any provisions of these By-Laws shall not be deemed to indicate any distinction based on sex, but shall be deemed to include the feminine gender wherever it is found.